Exhibit 4.10
                              Security Agreement
                              ------------------

      This Security Agreement ("Agreement") is made and entered into on this 31st day of August, 1997, by and between Ed Stefanko, ("Secured Party"), and Varga Investments Inc., a Texas Corporation ("Debtor"), as follows:

                             W i t n e s s e t h
                             - - - - - - - - - -
      Whereas, in order to secure the payment of the Indebtedness (as hereinafter defined), Secured Party has required that Debtor assign a security interest in the Collateral (as hereinafter defined) to Secured Party; and

      Whereas, Debtor has deemed it to be in the best interest of Debtor to grant a security interest in the Collateral to secure the payment and performance of the Indebtedness;

      Now, Therefore, for and in consideration of the premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Secured Party and Debtor agree as follows:

      1. Indebtedness. The Security Interest (defined below) is herein created to secure Debtor's note of even date herewith, by and between Debtor as Maker, and Secured Party, as Payee, in the original principal amount of $50,000.00, and any and all renewals and extensions thereof ("Indebtedness")

      2. Agreement  and Collateral. Debtor hereby  grants to Secured Party  a
 security  interest   ("Security  Interest")   in  the   following   property
 ("Collateral"), whether now owned or hereafter acquired:

          All Debtor's right, title and interest in and to 50 shares of I-Con Industries Series A Preferred Stock, together with all rights, powers and privileges thereunto appertaining, and all proceeds thereof.

      3. Debtor's Warranties. Covenants and Further Agreements.

          a. Title. Except for the interests granted herein, Debtor has, or on acquisition will have, fee simple title to the Collateral free from any lien, security interest, encumbrance, or claim and Debtor will, during the term of this Agreement, at Debtor's cost, keep the Collateral free from other liens, security interests, encumbrances or claims, and defend any action which may affect the Security Interest or Debtor's title to the Collateral.

          b. Financing Statement. Debtor will join in executing all financing statements and other instruments, documents, certificates and agreements deemed necessary by Secured Party to evidence, create, perfect or enforce the Security Interest and will pay all costs thereof.

          c. Assignment. Notwithstanding any other provision hereof, Debtor will not process, sell, lease, or otherwise dispose of all or part of the Collateral. Secured Party may assign or transfer all or part of his rights in, and obligations, if any, under the Indebtedness, the Collateral and this Agreement.

      4. Rights of Debtor. Prior to the occurrence of a Default (as hereinafter defined), Debtor may exercise any and all rights, voting and otherwise, with respect to the Collateral. However, Debtor may not receive any distributions and other payments made with respect to the Collateral free from the Security Interest provided for in this Agreement.

      5. Rights of Secured Party. Effective upon the occurrence of a Default, Debtor hereby appoints secured Party as Debtor's attorney-in-fact to do any act which Debtor is obligated by this Agreement to do, to exercise all rights of Debtor in the Collateral, voting and otherwise, to receive all distributions! made with respect to the Collateral, and to do all things deemed necessary by Secured Party to perfect the Security Interest and preserve, collect, enforce and protect the Collateral, all at Debtor's cost and without any obligation on Secured Party so to act. Secured Party shall not be liable for any act or omission on the part of Secured Party, his agents or employees, except willful misconduct, nor shall Secured Party be responsible for depreciation in value of the Collateral or for preservation of ri9hts against prior parties. The foregoing rights and powers of Secured Party may be exercised after default and shall be in addition to, and not a limitation upon, any rights and powers of Secured Party given herein or by law, custom, or otherwise.

      6. Events of Default. Debtor shall be in default ("Default") under this Agreement upon the occurrence of a default pursuant to the terms of the Note, and Debtor's failure to cure such default within the time periods set forth in the Note.

      7. Remedies of Secured Party upon Default. When a Default occurs, and except as may be otherwise provided in the Note, Secured Party may declare all or a part of the Indebtedness immediately due and payable without demand, notice of default, notice of intent to demand, notice of intent to accelerate maturity, or notice of acceleration of maturity, and may proceed to enforce payment of same and to exercise any and all of the rights and remedies provided by Article 9 of the Texas Business and Commerce Code ("Code") as well as all other rights and remedies possessed by Secured Party under this Agreement or otherwise at law or in equity. For purposes of the notice requirements of the Code, Secured Party and Debtor agree that notice given at least ten (10) calendar days prior to the related action hereunder is reasonable. Secured Party shall be entitled to immediate possession of the collateral and all books and records evidencing same and shall have authority to enter upon any premises upon which said items may be situated and remove same therefrom. Expenses of retaking, holding, preparing for sale, selling, or the like, shall include without limitation, Secured Party's reasonable attorney's fees and all such expenses shall be recovered by Secured Party before applying the proceeds from the disposition of the Collateral toward the Indebtedness. To the extent allowed by the Code, Secured Party may use his discretion in applying the proceeds of any disposition of the Collateral. All rights and remedies of Secured Party hereunder are cumulative and may be exercised singly or concurrently. The exercise of any right or remedy will not be a waiver of any other.

      8.  General.

          a. Exhaustion of Remedies. Secured Party shall not be required to first foreclose, proceed against, or exhaust any other collateral or security for any Indebtedness or obligation of Debtor hereby secured before pursuing any of its rights pursuant to this Agreement. Suit may be brought to recover other collateral at the election of Secured Party, without joinder of Debtor.

          b. Release of Collateral. Secured Party may surrender, release, exchange or alter any collateral or security for the Indebtedness hereby secured without effecting the Security Interest created by this Agreement, and this Agreement shall continue effective notwithstanding any legal disability of Debtor to incur any indebtedness or obligation incurred to Secured Party.

          c. Waiver by Secured Party. No waiver by Secured Party of any right hereunder or of any default by Debtor shall be binding upon Secured Party unless in writing. Failure or delay by Secured Party to exercise any right hereunder or waiver of any default shall not operate as a waiver of any other right, of further exercise of such right, or of any further default.

          d. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, receivers, trustees and assigns where permitted by this Agreement.

          e.  Notice.   Notice  shall be given  or sent  when mailed  postage
      prepaid to Debtor's address given above or to Debtor's most recent address as shown by notice of change on file with Secured Party.

          f. Modifications. This Agreement shall not be amended in any way except by a written agreement signed by the parties hereto.

          g.  Severability.   The unenforceability of  any provision of  this
      agreement shall not affect the enforceability or validity of any other provision hereof.

          h.  Construction.    The captions  herein  are for  convenience  of
      reference only and not for definiti6n or interpretation.

          i. ambiguity. In event it shall be determined that there is any ambiguity contained herein, said ambiguity shall not be construed against either party hereto as a result of such party's preparation of this Agreement, but, shall be interpreted in favor or against either of the parties hereto in light of all the facts, circumstances and the intentions of the parties at the time of their executive of this Agreement.

          j.  Governing  Law.    This Agreement  shall  be  governed  by  and
      construed in accordance with the laws of the State of Texas.

                                        Secured Party:
                                        Ed Stefanko


                                        By: /s/
                                           -----------------

                                        Debtor:
                                        Varga Investments Inc.

                                        By: /s/
                                           -----------------
                                           Ed Stefanko, President